Exhibit 99.2

September 30, 2008 Quarterly Results November 6, 2008

2 This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

3 • Ron Totaro, Senior Vice President, Office of the COO • Scott Behrens, Principal Financial Officer • Phil Heasley, Chief Executive Officer • Q&A: Phil Heasley, Ron Totaro and Scott Behrens Agenda

4 Ron Totaro, Senior Vice President, Office of the COO Business Sales Review

5 General Market Update • Marketplace bank M&A activity is not hindering our ability to close transactions with acquirer / acquired companies – Some large acquired companies are currently operating in a ‘business as usual’ environment for software procurement – Continue to make progress on renewal of ‘PUF’ deals; being sensitive to sticker shock at large customers but still require economic deals – Newly amalgamated entities are moving platforms and applications which provides us new opportunities serving customers of serious scale and magnitude • Anticipate 2008 sales mostly in line with expectations set in August – Exceptions being sizable bank renewals in EMEA/US which might occur in Q1 2009 rather than in Q4 2008 • We are seeing new deals in all geographies

Customer M&A Activity is neutral to positive



Acquirer	Country	Acquired	Notes
Bank of America	US	Merrill Lynch Countrywide	(1)
JP Morgan Chase	US	Washington Mutual	(1)
Wells Fargo	US	Wachovia	(1)
Citigroup	US		(1)
Goldman Sachs	US		(1), (2)
Morgan Stanley	US		(1), (3)
Bank of New York	US		(1)
Lloyds	UK	HBOS	(4)
Royal Bank of Scotland	UK		(4)
Barclays	UK	Lehman USA	
Nomura	Japan	Lehman International	
Banco Santander	Spain	Sovereign Bank	
UK Government	UK	Northern Rock	
Iceland Government	Iceland	Glitnir Bank hf Landsbanki Kaupthing	(5) (10) (10)
Benelux Governments	Benelux	Fortis	(6)
Hypo Real Estate Bank	Germany		(7)
Bradford & Bingley	UK		(8)
Dexia	Europe		(9)
UBS	Switzerland		(11)
Netherlands Government	Netherlands	ING	(12)
French Government	France	Credit Agricole BNP Paribas Societe Generale Credit Mutuel Caisse d'Epargne Banque Populaire	(13)
PNC	US	National City	

Notes

(1) - Received $25B from US Government for 5% preferred stock investment
(2) - Received $5B from Berkshire Hathaway for 10% preferred stock investment
(3) - Received $9B from Mitsubishi for 9% preferred stock investment
(4) - Received £37B ($65B) from UK Government for equity stake
(5) - Iceland government acquires 75% equity stake
(6) - Belgium, Netherlands and Luxemburg governments acquire 49% equity stake
(7) - German government and bank consortium invest €56B ($80B)
(8) - UK government to inject £18B ($33B)
(9) - Belgium, French and Luxemburg governments to inject €6B ($9B)
(10) - Iceland government took complete control
(11) - Swiss government to inject $54B
(12) - Dutch government to inject €10B ($14B)
(13) - French government to inject €10B ($14B)

Product Key

- Wholesale (MTS) only
- Wholesale (EB) only
- Retail (B24 / B24-eps) only
- Both Wholesale & Retail
- Application Tools Only

Data Source: General Media Reports

6

7 Customer Revenue by Industry Type • Our product is a necessary feature of the e-payment processing infrastructure • Believe that the banking market upheaval makes software productivity improvements even more important to the end user • Q3 year to date, we have a $97 million business with processors, government entities and big retailers, representing 31% of revenue. Industry Type CY 2007 Revenue % Finance 253,155 68% Other 26,695 7% Processor 71,632 19% Retail 22,730 6% Grand Total 374,211 100% Industry Type Q3 YTD Revenue % Finance 213,473 69% Other 6,735 2% Processor 68,592 22% Retail 21,571 7% Grand Total 310,370 100%

Q3 2008 Sales Results



Total Sales			
Sales Type	Qtr. Ended Sept. 08	Qtr. Ended Sept. 07	% Growth or Decline
New Account	8,284	8,246	0%
New Application	7,180	21,616	-67%
Add-on Business	58,194	35,425	64%
Term Extension	32,936	25,765	28%
Total Sales	106,594	91,052	17%

Product Division			
Product Division	Qtr. Ended Sept. 08	Qtr. Ended Sept. 07	% Growth or Decline
Retail Payments	70,003	58,275	20%
Application Services	13,530	17,154	-21%
Risk Management	5,438	10,405	-48%
Wholesale Payments	17,623	5,218	238%
Total Sales	106,594	91,052	17%

- Q3 2008 demonstrated strong add on/term renewals sales performance
  - Capacity business, BASE24-eps migrations drove larger deals in Add-ons
  - Top 5 customers accounted for 23% of sales performance in the quarter as compared to 33% in Q2 2008 and 26% of sales in the preceding year quarter
  - Implementation & professional services contributed 30% of Q3 2008 sales net of term extensions
- No material customer losses in the quarter or Q3 year to date
- Positive variance versus prior year quarter due to:
  - Retail Payments including two significant migration accounts in EMEA
  - Wholesale sales on IBM platform to a large international bank in the Americas

8

ACI

Q3 2008 Channel Sales Results



Sales (net of Term Extensions)

Sales Net of Term Extensions			
Channel	Qtr. Ended Sept. 08	Qtr. Ended Sept. 07	% Growth or Decline
Americas	28,755	27,857	3%
EMEA	39,124	30,924	27%
Asia-Pacific	5,779	6,506	-11%
Total Sales (Net of Term Ext.)	73,657	65,287	13%

Term Extension Sales

Term Extension Sales			
Channel	Qtr. Ended Sept. 08	Qtr. Ended Sept. 07	% Growth or Decline
Americas	18,078	11,166	62%
EMEA	13,812	11,492	20%
Asia-Pacific	1,046	3,108	-66%
Term Extension Sales	32,936	25,765	28%

Total Sales

Total Sales			
Channel	Qtr. Ended Sept. 08	Qtr. Ended Sept. 07	% Growth or Decline
Americas	46,833	39,023	20%
EMEA	52,936	42,416	25%
Asia-Pacific	6,825	9,614	-29%
Total Sales	106,594	91,052	17%

Q3 2008 v Q3 2007 Channel Performance:

- **Americas …**
  - Top 5 customers accounted for $16.0 million of sales in Q3 08 vs. $16.1 million of sales in Q3 07.
  - Sold $4.5 million in to new accounts/apps including large Wholesale deal to large international bank.
- **EMEA …**
  - Top 5 customers accounted for $22.6 million of sales in Q3 08 vs. $17.3 million of sales in Q3 07.
  - Sold $29 million in Add-on products as well as $10.2 million in new accounts/ new applications.
- **Asia-Pacific …**
  - Top five customers accounted for $4.1 million of sales in Q3 08 vs. $7.5 million of sales in Q3 07.
  - Asia-Pacific growth in Wholesale products offest by Q3 07 sale of a large retail system.

9

10 Historic Sales By Quarter 2007-2008 Quarter-Ended Total Economic Value of Sales New Accounts New Applications Add-On Business inc. Capacity Upgrades & Services Term Extensions 3/31/2007 $125,480 $20,333 $18,295 $43,192 $43,660 16% 15% 34% 35% 6/30/2007 $85,220 $7,780 $12,048 $49,803 $15,588 9% 14% 58% 18% 9/30/2007 $91,052 $8,244 $21,617 $35,425 $25,765 9% 24% 39% 28% 12/31/2007 $131,539 $17,665 $13,721 $55,635 $44,518 13% 10% 42% 34% 3/31/2008 $63,814 $1,182 $9,718 $37,896 $15,017 2% 15% 59% 24% 6/30/2008 $99,938 $15,856 $23,487 $45,434 $15,160 16% 24% 45% 15% 9/30/2008 $106,594 $8,284 $7,180 $58,194 $32,936 8% 7% 55% 31% Sales Term Extensions 2007 CY $433,290 $54,021 $65,681 $184,056 $129,532 Q3 YTD CY07 $301,751 $36,357 $51,960 $128,421 $85,014 Q3 YTD CY08 $270,346 $25,323 $40,384 $141,524 $63,114 Variance ($31,406) ($11,034) ($11,576) $13,104 ($21,900) Sales Mix by Category New Accounts + New Applications + Add-ons

11 IBM Alliance • Product investment – BASE24-eps (retail payments) and Proactive Risk Manager (fraud) • System z optimization projects completed, now generally available – MTS-eps (wholesale payments) roadmap announced at SIBOS • Service-oriented transformation of bulk payments, wire transfers • Initial offering focused upon Single European Payment Area (SEPA) requirements • Deals Signed in quarter – Large international bank for Enterprise Banker within the US market on System z platform • Sales pipeline – FY08 sales tracking to our plan – Pipeline: (6 Quarter view) Tracking 268 accounts

12 Product Solutions Updates – Q3 2008 • Retail Payment Solutions – IBM enablement continues according to plan – Deposit-gathering has new urgency for our financial clients • Wholesale Payment Solutions – Major announcement at SIBOS to invest in next generation solution • IBM endorsement and development assistance – Initial indications that Tier 1 global banks are interested in additional functionality around payments to manage liquidity in wire and treasury operations • Risk Management Solutions – More inbound inquiries from banks about risk in this environment • Back Office – Reviewing strategy to provide delivery/functionality in a profitable manner

13 Americas Q3 Update • Q3 Revenue of $53.1 million, an increase of 21% over Q3 2007 • Heavy focus on key renewals; beginning to sign customers to BASE24-eps migrations • Tuning U.S. focus to top accounts • Continued growth in Latin America • Emphasis on selling value-added services at higher rates – goal of creating overall margin improvement • Prospect of increased payment fraud due to macro-economic situation Selected Q3 2008 Deals- Americas Customer Product Citizens Business Bank Enterprise Banker Bank of Hawaii Enterprise Banker Bank of the West MTS Banco Itau PRM Comerica BASE24 M & T BASE24 Shoppers Drug Mart BASE24 Susquehanna Bank BASE24 Home Depot Mexico BASE24

14 EMEA Q3 Update • Q3 Revenue of $45.4 million, an increase of 47% over Q3 2007 • Q3 Sales impacted by higher number of term extension deals and capacity deals compared to same quarter 07 – Capacity volume deals are indication that client market still expects transaction volume to grow • Some customers are proactively pushing to migrate to Base24-eps – Base 24eps migration sold in Poland in Q3 • Q4 pipeline is strong Selected Q3 2008 Deals- EMEA Customer Product HSBC Bank BASE24 Fortis MTS BGZ Poland BASE24-eps Erste Bank Hungary BASE24-eps MBU BASE24-eps CHAMS Nigeria BASE24-eps/PRM/SCM Soccrat BASE24-eps Barclays Bank ICE Nationwide UK PRM ING Direct PRM

15 Asia-Pacific Q3 Update • Q3 Revenue of $10.1 million, an decrease of 0.5% over Q3 2007 • Strong professional services sales across the Wholesale and Retail businesses • Significant new pipeline activity linked to the ACI/IBM Alliance in Pacific, Greater China and Japan • 2 new BASE24-eps sales in ASEAN and Korea as well as 3 significant BASE24 capacity contracts in Korea and India • Asia backlog adversely effected by 14% depreciation of the Australian dollar, resulting in a $3m contraction in contract values • Visibility on Financial/Credit Crisis- no perceived issues in collections or reduced spending in next 3 to 6 months Selected Q3 2008 Deals- Asia Customer Product Union Bank of India BASE24 Shinhan Card Co, Korea BASE24 Industrial Bank of Korea BASE24 Nautilus Hyosung, Korea BASE24-eps NETS, Singapore BASE24-eps Tune Money, Malaysia BASE24-eps Woori Bank, Korea BASE24 JRI Japan BASE24

16 Restructuring Update • Completed restructuring in the Americas during Q3 2008 – Annualized cost savings of $25 million • Additional headcount reductions in international locations during Q4 2008 – Annualized cost savings of $7.1 million • 2009 cost savings – Further savings identified to cuts in budget expenditures and in facilities and non-core products • Reinvestment of up to $16 million in product management, senior channel and operations leadership and services delivery to follow reduction of expenses in the channels • Expect one time cash expenditure for total restructuring activity to be $10-15 million, lower than earlier estimate range of $15-25 million

17 Services Delivery Project Improvement • Organizational Alignment – Accountability driven by appropriate matching of functionality with reporting (eg, engineers reporting into engineering group, business managers within the business reporting structure) • Evolution to Lower Cost Hubs – 2007 Rollout of the Romania and Bangalore engineering centers to provide delivery globally • Tools – Implementing a Corp Management Office with process and infrastructures through which all service projects are catalogued and managed within the pipeline • Deal Profitability and Capacity – Attract and sign strategic and profitable customers

Financials Review Scott Behrens, Principal Financial Officer

19 Key Takeaways from the Quarter Revenue growth of 28% at $108.6 million in the current quarter versus $84.9 million in September 2007 quarter $12.4 million increase attributable to ILFs and capacity Growth of $7.6 million in monthly recurring revenues versus prior year quarter Rise of $3.9 million in capacity fees largely due to purchases in Asia and EMEA Sales were up 17% or $15.6 million over prior year quarter, up 7% sequentially OFCF of $(0.3) million versus $1.6 million in September 2007 quarter . Sequential improvement of $10.6 million versus Q2 2008 .12-month backlog reduction of $7 million year over year 12-month backlog was reduced by the go-live of various Faster Pay deals over the past two quarters as well as by $9.6 million in FX translation loss in the quarter

20 Takeaways from the Quarter (cont) Overall deferred revenue growth has decreased from $144.3 million to $128.6 million as we move backlog into current period GAAP revenue • Short term deferred revenue shrunk to $105.4 million from $121.1 million as we completed installation of Faster Pay and other large backlog deals. Expenses increased $13.1 million versus prior year quarter primarily due to: • $8.2 million in one time expenses including • $4.9 million in IBM transition costs and severance related to IBM outsourcing • $3.4 million in employee-related expense • $0.8 million in distributor commissions FX contributed positive $1.6 million in the quarter while FAS 133 swap contributed a non-cash loss of $0.8 million • Billed Accounts Receivable decreased $5.7M excluding the impact of FX. – Greater than 30 day receivables decreased $2.0M – Recovered $0.5M of previously reserved bad debts

21 Backlog is Still a Significant Contributor to current period Revenue • Significantly higher contribution of period sales into GAAP revenue compared to prior quarters in this calendar year: – Higher level of both capacity and term renewal deals contributing 31% of the quarter’s sales, mainly due to timing – Go-live events were large dollar transactions, particularly in the EMEA segment which drove the absolute amount of recognized backlog higher Revenue Qtr. Ended Sept. 08 Qtr. Ended Sept. 07 % Growth or Decline Revenue from Backlog 88,398 81,484 8% Revenue from Sales 20,162 3,388 495% Total Revenue 108,560 84,872 28% Revenue from Backlog 81% 96% Revenue from Sales 19% 4% Revenue

22 2008 Guidance remains unchanged • OFCF Guidance of $45-50 million – Unchanged from previous guidance issued in August • Sales Guidance unchanged; yet there is a risk factor of $60-70 million in timing of renewals – Risk of Some renewals might move into Q1-09 as we prioritize receipt of economic pricing over timing on the 5-year extensions • Rev-log remains the same; yet subject to risks as follows: – US dollar appreciation and FX translation changes in quarter ending 9/30; FX rate on 9/30 would result in approximately $40 million depreciation of backlog  Key Metrics Current Guidance Prior Guidance Prior Year Actuals OFCF $45-50 $45-50 $53 Sales 430-440 430-440 433 Rev-Log 190-195 190-195 157

23 CEO Outlook on 2009 • ACI software is a non-discretionary purchase for banks • Anticipate an attrition rate the same as this year or lower • Expect to see consistent growth in GAAP revenue as deferred and backlog move into current period • Think sales opportunities will remain very good globally – Cycle to close will remain long – consistent with what we have seen during calendar 2008 – This elongated cycle might result in significantly sized deals moving into Q1 but not going to discount or engage in uneconomic behavior to close deals by year end – Banks are going through more committees to commit cash

Appendix

25 Operating Free Cash Flow ($ millions) 0.7 0.6 Net after-tax payments associated with IBM IT Outsourcing/Severance 0.7 0.4 Net after-tax payments associated with Empl. Related Actions $2.3 $(0.3) Operating Free Cash Flow 3.7 0.0 Net after-tax cash payments associated with stock option cash settlement 0.0 (1.9) Less alliance Technical enablement expenditures (1.3) (2.6) Less capital expenditures Selected non-recurring items: $ (1.5) $3.2 Net cash provided by operating activities* 2007 2008 Quarter Ended September 30, *OFCF is defined as net cash provided (used) by operating activities, excluding cash payments associated with the cash settlement of stock options, cash payments associated with one-time employee related actions, less capital expenditures and plus or minus net proceeds from IBM.

26 60-Month Backlog ($ millions) $1,341 $1,427 $1,403 Backlog 60-Month 1,214 1,283 1,275 ACI Other $127 $144 $129 ACI Deferred Revenue $1,341 $1,427 $1,403 Backlog 60-Month 135 157 157 Asia/Pacific 490 533 509 EMEA $717 $737 $737 Americas 2007 2008 2008 September 30, June 30,, September 30, Quarter Ended

27 Revenues by Channel ($ millions) $84.9 $108.6 Revenues 10.2 10.1 Asia/Pacific 30.9 45.4 EMEA $43.8 $53.1 Americas 13.1 13.3 Americas International $30.7 $39.8 United States Revenues: 2007 2008 Quarter Ended September 30,

28 Monthly Recurring Revenue ($ millions) $55.8 $63.4 Monthly Recurring Revenue 8.4 8.1 Processing Services 31.3 34.0 Maintenance fees $16.1 $21.3 Monthly license fees 2007 2008 Quarter Ended September 30,

29 Deferred Revenue & Expense ($ millions) $122.8 $127.3 $144.3 $128.7 Total Deferred Revenue $6.3 $7.4 $11.0 $10.3 Total Deferred Expense $25.7 $30.3 $23.2 $23.3 Long Term Deferred Revenue $97.1 $97.0 $121.1 $105.4 Short Term Deferred Revenue 2007 2008 2008 2008 June 30, September 30, June 30, September 30, Quarter Ended

30 Non-Cash Compensation, Acquisition Intangibles and Non-Recurring Items 2.1 0.06 2.3 0.07 Employee Related 0.0 0.00 0.3 0.01 IBM IT Outsourcing Severance/Retention Cost 0.0 0.00 2.8 0.08 IBM IT Outsourcing transition cost * Tax Effected at 35% $4.6 $0.13 $9.0 $0.26 Total: 1.7 0.05 1.7 0.05 Non-cash equity-based compensation 1.9 0.05 1.9 0.05 Amortization of acquisition-related intangibles and software $1.1 $0.03 $5.5 $0.16 Non-recurring items $(1.0) $(0.03) $0.0 $0.00 Stock options review $ in Millions EPS Impact* $ in Millions EPS Impact* Non-recurring items 2007 2008

31 Other Income/Expense ($ millions) ($2.0) ($2.5) $2.0 $0.4 Total Other Income (Expense) (0.0) 0.0 0.2 0.0 Other 0.0 (2.1) 2.9 (0.8) FAS 133 Derivative (1.5) 0.5 (0.7) 1.6 FX Gain / Loss (1.4) (2.2) (1.0) (1.1) Interest Expense $0.9 $1.2 $0.7 $0.6 Interest Income June 30, 2007 September 30, 2007 June 30, 2008 September 30, 2008 Quarter Ended

32 Sales by Channel and Product Division ($ millions) $106.6 13.5 5.5 17.6 $70.0 $106.6 6.8 53.0 $46.8 September 30, 2008 $91.1 $131.6 $63.8 $99.9 Total Sales 9.6 5.3 14.0 7.6 Asia Pacific 42.4 43.3 30.6 42.4 EMEA $39.0 $83.0 $19.2 $49.9 Americas Sales by Channel: September 30, 2007 December 31, 2007 March 31, 2008 June 30, 2008 $91.0 $131.6 $63.8 $99.9 Total Sales 17.1 18.2 2.5 14.2 Application Services 10.4 8.6 1.1 5.2 Risk Management 5.2 27.1 14.4 24.9 Wholesale Payments $58.3 $77.7 $45.8 $55.6 Retail Products Sales by Product Division: Quarter Ended

33 Non-GAAP Financial Measures • ACI is presenting operating free cash flow, which is defined as net cash provided (used) by operating activities, excluding cash payments associated with the cash settlement of stock options, cash payments associated with one-time employee related actions, less capital expenditures and plus or minus net proceeds from IBM. Operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize operating free cash flow as a further indicator of operating performance and for planning investing activities. Operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided (used) by operating activities. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing cash flow. • ACI is presenting earnings (loss) per share (“EPS”) excluding one time items, which is defined as GAAP EPS excluding professional fees related to the stock option review and settlement of stock options, expenses associated with one-time employee related actions, and severance and transition costs related to the IBM IT Outsourcing Agreement. EPS, excluding one time items is considered a non-GAAP financial measure as defined by SEC Regulation G. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, EPS calculated in accordance with GAAP. • We believe that providing EPS excluding one time items is useful to our investors as an operating measure because it allows investors to more accurately compare our ongoing performance from period to period. We also believe this measure can assist investors when comparing our results to those of other companies by excluding the one-time items.

34 Non-GAAP Financial Measures Reconciliation of EPS, excluding one time items ($ millions) September 30, September 30, 2008 2007 GAAP EPS 0.05 $ (0.24) $ Plus: Stock Options (Prof. Fees & Vested Shares) - (0.03) Employee Related 0.07 0.06 IBM IT Outsourcing Severance/Retention 0.01 - IBM IT Outsourcing Transition Costs 0.08 - EPS, excluding one time items 0.21 $ (0.21) $ Quarter Ended Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. ACI also includes backlog estimates which are all software license fees, maintenance fees and services specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates. Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions:

35 Non-GAAP Financial Measures • Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. • License and facilities management arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. • Non-recurring license arrangements are assumed to renew as recurring revenue streams. • Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. • Our pricing policies and practices are assumed to remain constant over the 60-month backlog period. • Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including for reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. • Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. • The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

36 Forward Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates”, “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation include, but are not limited to, statements regarding: • Expectations that 2008 sales will mostly be in line with expectations set in August 2008; • Belief that the banking market upheaval makes software productivity improvements even more important to the enduser; • Expectations relating to IBM Alliance sales pipeline; • Expectation regarding initial indications that Tier 1 global banks are interested in additional functionality around payments to manage liquidity in wire and treasury operations; • Expectations regarding creation of overall margin improvement resulting from an emphasis on selling value-added services at higher rates; • Expectations relating growth resulting from increased payment fraud due to macro-economic situation; • Expectations regarding EMEA that capacity volume deals are indication that client market still expects transaction volume to grow; • Expectations relating to EMEA fourth quarter pipeline; • Expectations regarding Asia-Pacific pipeline linked to the ACI/IBM Alliance in Pacific, Greater China and Japan; • Expectations regarding no perceived issues in collections or reduced spending in the next 3 to 6 months; • Expectations regarding finalizing headcount reductions on the fourth quarter of 2004 at annualized cost savings of $7.1 million;

37 Forward Looking Statements (cont) Expectations regarding 2009 cost savings identified in cuts in budget expenditures and in facilities and non-core products; • Expectations of reinvestment of up to $16 million in product management, senior channel and operations leadership and services delivery to follow reduction of expenses in the channels • • Expectations regarding one-time cash expenditures for the total restructuring, Expectations and assumptions for 2008 Operating Free Cash Flow, Rev-log, and sales; • Expectation regarding anticipation of an attrition rate in 2009 the same as this year or lower; • Expectation to see consistent growth in GAAP revenue in 2009 as deferred and backlog move into current period; and • Expectation that sales opportunity will remain very good globally. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements after the date of this presentation, except as required by law. All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our Form 10-K filed on January 30, 2008 and our Form 10-Q filed on February 19, 2008, both as amended by our Form 10-K/A and Form 10-Q/A, respectively, filed on March 4, 2008, our Form 10-Q filed May 9, 2008 and our Form 10-Q filed on August 11, 2008, specifically the sections therein entitled “Factors That May Affect Our Future Results or the Market Price of Our Common Stock.” The risks identified in our filings with the Securities and Exchange Commission include: • Risks associated with the restatement of our financial statements; • Risks associated with our performance which could be materially adversely affected by a general economic downturn or lessening demand in the software sector;

38 Forward Looking Statements (cont) • Risks associated with our ability to successfully and effectively compete in a highly competitive and rapidly changing industry; • Risks inherent in making an estimate of our backlogs which may not be accurate and may not generate the predicted revenue; • Risks associated with tax positions taken by us which require substantial judgment and with which taxing authorities may not agree; Risks associated with consolidation in the financial services industry which may adversely impact the number of customers and our revenues in the future; • Risks associated with our stock price which may be volatile; • Risks associated with conducting international operations; • Risks regarding one of our most strategic products, BASE24-eps, which may prove to be unsuccessful in the marketplace; • Risks associated with our future profitability which depends on demand for our products; lower demand in the future could adversely affect our business; • Risks associated with the complexity of our software products and the risk that our software products may contain undetected errors or other defects which could damage our reputation with customers, decrease profitability, and expose us to liability; • Risks associated with the IBM alliance, including our and/or IBM’s ability to perform under the terms of that alliance and customer receptiveness to the alliance; • Risks associated with future acquisitions and investments which could materially adversely affect us; • Risks associated with our ability to protect our intellectual property and technology and that we may be subject to increasing litigation over our intellectual property rights; • Risks associated with litigation that could materially adversely affect our business financial condition and/or results of operations; • Risks associated with our offshore software development activities which may be unsuccessful and may put our intellectual property at risk; • Risks associated with security breaches or computer viruses which could disrupt delivery of services and damage our reputation; • Risks associated with our ability to comply with governmental regulations and industry standards to which are customers are subject which may result in a loss of customers or decreased revenue; • Risks associated with our ability to comply with privacy regulations imposed on providers of services to financial institutions;

39 Forward Looking Statements (cont) • Risks associated with system failures which could delay the provision of products and services and damage our reputation with our customers; • Risks associated with our restructuring plan which may not achieve expected efficiencies; • Risks associated with material weaknesses in our internal control over financial reporting; • Risks associated with the impact of economic changes on our customers in the banking and financial services industries including the current mortgage crisis which could reduce the demand for our products and services; payment products; Risks associated with our announcement of the maturity of certain legacy retail payment products may result in decreased customer investment in our products and our strategy to migrate customers to our next generation products may be unsuccessful which may adversely impact our business and financial condition; Risks associated with the our recent outsourcing agreement with IBM which may not achieve the level of savings that we anticipate and involves many changes in systems and personnel which increases operational and control risk during transition, including, without limitation, the risks described in our Current Report on Form 8- K filed March 19, 2008; • Risks associated with the restrictions and other financial covenants in our credit facility which limit our flexibility in operating our business; and • Risks associate with the volatility and disruption of the capital and credit markets and adverse changes in the global economy which may negatively impact our liquidity and our ability to access financing; Additional risks that may impact forward-looking statements include: • Risks associated with our restructuring, including but not limited to, diversion of management time and resources and disruption of services to customers; • Our ability to achieve the anticipated cost savings through the proposed restructuring of our business operations; and • Risks associated with head—count reductions, which risks may vary by country, including risks of litigation for wrongful termination or demand for severance compensation in excess of what we expect to pay.

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